Exhibit 10.1

DEED OF AMENDMENT

Dated: 28 March 2019

By and Among:

(1)	Citibank Europe plc (the “Bank”);

(2)	AXIS Specialty Limited (“ASL”);

(3)	AXIS Re SE (formerly, AXIS Re Limited);

(4)	AXIS Specialty Europe SE (formerly, AXIS Specialty Europe Limited);

(5)	AXIS Insurance Company;

(6)	AXIS Surplus Insurance Company; and

(7)	AXIS Reinsurance Company

(parties (2), (3), (4), (5), (6) and (7) together known as the “Companies”).

Re:	Committed Facility Letter - Facility Number 2

1. Background

1.1	On 27 March 2017 a Committed Facility Letter– Facility Number 2 was entered into by and among the Bank and the Companies, as amended on 28 March 2018 (the “Committed Facility Letter”).

1.2	The Parties have agreed to certain further amendments to the Committed Facility Letter as detailed in this Deed.

1.3	The terms and expressions defined in the Committed Facility Letter shall have the same meanings when used in this Deed unless otherwise indicated.

1.4	The parties to this Deed hereby agree that from the Effective Date (as defined below) the rights and obligations of the parties under the Committed Facility Letter and the terms of the Committed Facility Letter shall be amended as set out below.

2. Effective Date

The following amendments shall take effect on and from 31 March 2019 (“Effective Date”).

3. Amendments

With effect from the Effective Date, the following amendments shall be made to the Committed Facility Letter:

(i)	Paragraph 5.2 (c) of the Committed Facility Letter shall be deleted in its entirety and replaced with the following:

“(c) The tenor of the Credit extends beyond 31st March 2021;

The Bank may, in its sole discretion consider applications for Credits that are outside the terms of this Letter. Any such requests will be considered on a case-by-case basis and will be subject to the terms of any Facility Documents then existing.”

(ii)	A new Clause 16 (Data Protection) shall be inserted in the Committed Facility Letter as follows:

“16. Data Protection

16.1 Compliance with law. Each party will comply with applicable data protection and privacy laws in processing personal data in connection with its activities under this Committed Facility Letter. Without limiting the foregoing, the Companies warrant that: (i) any personal data that it provides to the Bank has been processed fairly and lawfully, is accurate and is relevant for the purposes for which it is provided to the Bank; (ii) if any such personal data is provided to the Bank, it shall provide notice to, and shall seek consent from (and promptly upon the Bank’s request shall provide evidence to the Bank of having provided such notices and/or obtained such consents), data subjects regarding the Bank’s processing of their personal data in accordance with any instructions of the Bank from time to time; and (iii) pursuant to clause (ii) it will provide any such data subjects with a copy of the relevant TTS EEA Privacy Statement accessible at https://www.citibank.com/tts/sa/tts-privacy-statements/index.html (or such other URL or statement as the Bank may notify to the Companies from time to time).

16.2 Mutual cooperation. Each party will promptly notify, and reasonably cooperate with and provide information to, the other party in respect of any data subject requests, communications from supervisory authorities, or material security incidents relating to the processing of personal data under this Committed Facility Letter, in each case to the extent reasonably necessary to enable the other party to meet its obligations to data subjects and/or supervisory authorities.

16.3 Definitions. The terms ‘personal data’, ‘processing’, ‘data subject’ and ‘supervisory authority’ shall have the respective meanings set forth in the General Data Protection Regulation (EU) 2016/679, as amended or superseded from time-to-time.”

4. Costs and expenses

Each party to this Deed shall bear its own costs and expenses in relation to the amendments agreed pursuant to the terms of this Deed.

5. Affirmation and acceptance

5.1	With effect from the Effective Date, the terms and conditions of the Committed Facility Letter shall be read and construed by reference to this Deed and all references to the Committed Facility Letter shall be deemed to incorporate the relevant amendments contained within this Deed and all references in the Committed Facility Letter to “this Committed Facility Letter” shall with effect from the Effective Date be references to the Committed Facility Letter as amended by this Deed.

5.2	In the event of any conflict between the terms of this Deed and the Committed Facility Letter, the terms of this Deed shall prevail.

5.3	For the avoidance of doubt, except as amended by the terms of this Deed, all of the terms and conditions of the Committed Facility Letter shall continue to apply and remain in full force and effect.

5.5	The Companies shall, at the request of Bank, do all such acts necessary or desirable to give effect to the amendments effected or to be effected pursuant to the terms of this Deed.

6. Continuation of Security

The parties agree that, on and after the Effective Date:

(i)	The Pledge Agreement dated 14 May 2010, as amended from time to time, most recently on 27 March 2017, between ASL and the Bank and any security granted under it shall continue in full force and effect;

(ii)	The Collateral Account Control Agreement dated 19 May 2015 between ASL and Bank shall continue in full force and effect;

and that such Pledge Agreement and any security pledged thereunder extend to the Committed Facility Letter, as amended pursuant to this Deed.

7. Counterparts

This Deed may be executed in counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same agreement. This amendment shall take effect as a Deed notwithstanding it is signed under hand by Bank.

8. Third party rights

No person shall have any right to enforce any provision of this deed under the Contracts (Rights of Third Parties) Act 1999.

9. Governing law

This Deed (and any non-contractual obligation, dispute, controversy, proceedings or claim of whatever nature arising out of it or in any way relating to this deed or its formation) shall be governed by and construed in accordance with English law.

[Signatures Follow]

Signatories to the Deed of Amendment

EXECUTED AS A DEED UNDER THE COMMON SEAL
OF AXIS Specialty Limited	Signed: /s/ Peter J. Vogt
Acting as a Director	Name: Peter J. Vogt
Title: Director
In the presence of	Witness: /s/ Jose Osset
Printed Name: Jose Osset
Address: 92 Pitts Bay Road
Pembroke, HM 08 Bermuda

EXECUTED AS A DEED UNDER THE COMMON
SEAL OF AXIS Re SE	Signed: /s/ Helen O’Sullivan
Acting as a Director	Name: Helen O’Sullivan
Title: Director
In the presence of	Signed: /s/ Deirdre Mooney
Name: Deirdre Mooney
Title: Director/Company Secretary
For and on behalf of
Wilton Secretarial Limited Secretary

EXECUTED AS A DEED UNDER THE COMMON
SEAL OF AXIS Specialty Europe SE	Signed: /s/ Helen O’Sullivan
Acting as a Director	Name: Helen O’Sullivan
Title: Director
In the presence of	Signed: /s/ Deirdre Mooney
Name: Deirdre Mooney
Title: Director/Company Secretary
For and on behalf of
Wilton Secretarial Limited Secretary

EXECUTED AS A DEED UNDER THE COMMON
SEAL OF AXIS Insurance Company	Signed: /s/ Andrew M. Weissert
Acting as a Director	Name: Andrew M. Weissert
Title: Director
In the presence of	Witness: /s/ Brenda Reese
Name: Brenda Reese
Address: 11680 Great Oaks Way
Alpharetta, GA 30022

EXECUTED AS A DEED UNDER THE
COMMON SEAL OF AXIS Reinsurance Company	Signed: /s/ Andrew M. Weissert
Acting as a Director	Name: Andrew M. Weissert
Title: Director
In the presence of	Witness: /s/ Brenda Reese
Name: Brenda Reese
Address: 11680 Great Oaks Way
Alpharetta, GA 30022

WE HEREBY CONFIRM OUR ACCEPTANCE ON BEHALF OF BANK:

By:	/s/ Niall Tuckey
Name:	Niall Tuckey
Title:	Director